Exhibit 99.1

3:30pm, 19 Mar 2014 | ANNREP

18 March 2014

Diligent Board Member Services, Inc. (“Diligent”)
Timing for release of Annual Report

Diligent would like to provide an update on the status of the preparation of its annual report for the year ended 31 December 2013. Diligent currently expects to provide its annual report by 30 April 2014.

Diligent is subject to the NZX Listing Rules, which require Diligent to release its annual report for the year ended 31 December 2013 no later than 31 March 2014. The annual report, which must contain audited financial statements for that period, will not be completed by 31 March 2014 as the audit of the financial statements will not be complete by that date.

As previously advised Deloitte & Touche LLP (Deloitte) was engaged to audit Diligent’s restated financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 and to audit its financial statements for the fiscal year ended December 31, 2013. Diligent has completed much of the restatement work, which allowed Diligent to file its preliminary full year announcement on 28 February 2014. However, in order to file the annual report with the audited financial statements for the year ended 31 December 2013 Deloitte needs to complete both the audit of those financial statements and the audit of the restated financial statements for prior years.

Diligent expects to file the annual report with the audited financial statements for the period ended 31 December 2013 by 30 April 2014. The NZX has indicated that it does not intend to take action to suspend trading of Diligent’s shares if Diligent provides the annual report by 30 April 2014 as currently expected.

Diligent confirms that it has disclosed to the market all material information required to be released under its continuous disclosure requirements.

Forward Looking Statements

This document contains forward looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as "expect," "believe," "continue," and" intend," as well as similar comments, are forward looking in nature. These forward looking statements include statements regarding the Company's ability to complete the restatement of its prior period financial statements and become current in its financial reporting obligations. These statements are subject to risks and uncertainties, including the risk that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will identify additional issues in connection with the restatement or reaudit, or that these issues will require additional corrections to the Company's prior period financial statements. In addition, the Company is subject to risks relating to the time and effort required to complete the restatement, actions which may be taken by the NZX in respect of the Company's continued listing, the ramifications of the Company's potential inability to timely file periodic and other reports with the SEC, and the risk of litigation or governmental investigations or proceedings relating to these matters. As disclosed in the Company’s prior filings, its Special Committee investigation identified a number of instances in which the Company was not, or may not have been, in compliance with applicable New Zealand and US regulatory obligations and such instances may expose the Company to potential regulatory actions and/or contingent liabilities; certain of the Company’s past stock issuances and stock option grants may expose it to potential contingent liabilities, including potential rescission rights; the Company is subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the US and New Zealand and faces higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes; as of December 31, 2012 the Company identified material weaknesses in its internal control over financial reporting and concluded that its disclosure controls were not effective; the Company must address the material weaknesses in its internal controls, which otherwise may impede its ability to produce timely and accurate financial statements; the Company’s business is highly competitive and it faces the risk of declining customer renewals or upgrades; and it may fail to manage its growth effectively. Please refer to the Company's updated Risk Factors filed as Exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on February 28, 2014 for further information.

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